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                                                                     EXHIBIT 5.1


                        [LATHAM & WATKINS LETTERHEAD]


                                March 10, 1998




        Chancellor Media Corporation
        433 East Las Colinas Boulevard
        Suite 1130
        Irving, Texas 75039

                Re:     Chancellor Media Corporation

        Ladies and Gentlemen:

                 In connection with the registration statement on Form S-3 filed on March 10, 1998 with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below. Pursuant to Rule 462(b), such registration statement is deemed to be a part of the registration statement on Form S-3 (File No. 333-44401) originally filed by the Company and certain of its subsidiaries on January 16, 1998 (the "Original Registration Statement") (the two such registration statements being referred to collectively herein as the "Registration Statement").

                 You have provided us with a prospectus (the "Prospectus") which is a part of the Original Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by Chancellor Media Corporation, a Delaware corporation (the "Company"), of up to $1,050,000,000 aggregate offering price of shares of common stock, par value $.01 per share (the "Common Stock") of the Company.
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LATHAM & WATKINS
       Chancellor Media Corporation
       March 10, 1998
       Page 2


                In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the shares of Common Stock. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Delaware laws, in the manner presently proposed.

               We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

                We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

                Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

                1. The Company has the authority pursuant to its Amended and Restated Certificate of Incorporation to issue up to 200,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, the shares of Common Stock covered by the Registration Statement will be validly issued, fully paid and nonassessable.
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LATHAM & WATKINS
       Chancellor Media Corporation
       March 10, 1998
       Page 3


                We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                        Very truly yours,


                                        /s/ LATHAM & WATKINS